Exhibit 3.2

BYLAWS OF

US-NOBEL PRIMARY EDUCATION

DEVELOPMENT INT'L, INC.

A CALIFORNIA CORPORATION

The form of Minutes, Consents, Bylaws, Agreements and other forms and documents enclosed with this order are offered as a sample only of standard provisions contained in such forms and documents. They do not purport to address the specific requirements of individual transactions or situations. If utilized incorrectly , significant negative tax and business consequences could result. Persons outside the legal profession who intend to utilize any such forms and documents must seek competent legal counsel prior to their use or adaptation thereof for his or her particular requirements.

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BYLAWS OF

US-NOBEL PRIMARY EDUCATION

DEVELOPMENT INT'L, INC.

A CALIFORNIA CORPORATION

ARTICLE I  OFFICES AND AGENTS

Section  1. PRINCIPAL  EXECUTIVE  OFFICE

Section 2. OTHER OFFICES

Section 3. REGISTERED  AGENTS

ARTICLE II  DIRECT ORS - MANAGEMENT

Section 1. RESPONSIBILITY OF BOARD OF DIRECTORS

Section 2. NUMBER AND QUALIFICATION OF DIRECTORS

Section 3. ELECTION, CUMULATIVE VOTING AND TERM OF OFFICE OF DIRECTORS

Section 4. VACANCIES IN THE BOARD

Section 5. REMOVAL OF DIRECTORS

Section 6. COMPENSATION OF DIRECTORS

Section 7. COMMITTEES OF THE BOARD

Section 8. RESIGNATIONS OF A DIRECTOR

Section 9. ADVISORY DIRECTORS

Section 10. EXCEPTION FOR CLOSE CORPORATION

ARTICLE III  MEETINGS OF DIRECTORS

Section 1. ANNUAL MEETINGS OF DIRECTORS

Section 2. OTHER REGULAR MEETINGS OF DIRECTORS

Section 3. NOTICE OF ANNUAL AND OTHER REGULAR MEETINGS OF DIRECTORS

Section 4. SPECIAL MEETINGS OF DIRECTORS AND REQUIRED NOTICES

Section 5. NOTICE OF ADJOURNMENT OF MEETINGS

Section 6. WAIVER OR LACK OF NOTICE OF MEETING OF DIRECTORS

Section 7. DIRECTORS ACTION WITHOUT MEETING

Section 8. QUORUM FOR MEETINGS OF DIRECTORS

Section 9. EFFECT IF ONLY A SOLE DIRECTOR IS REQUIRED

ARTICLE IV  OFFICER S - MANAGEMENT

Section 1. OFFICERS

Section 2. ELECTION OF OFFICERS

Section 3. SUBORDINATE OFFICERS

Section 4. REMOVAL AND RESIGNATION OF OFFICERS

Section 5. VACANCIES IN AN OFFICE

Section 6. CHAIRMAN OF THE BOARD

Section 7. PRESIDENT

Section 8. VICE PRESIDENT

Section 9. SECRETARY

Section 10. CHIEF FINANCIAL OFFICER

ARTICLE V  MEETINGS OF SHAREHOLDERS

Section 1. PLACE OF MEETINGS

Section 2. ANNUAL MEETINGS OF SHAREHOLDERS

Section 3. SPECIAL MEETINGS OF SHAREHOLDERS

Section 4. LIST OF SHAREHOLDERS

Section 5. NOTICE OF MEETINGS OF SHAREHOLDERS.

Section 6. WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS

Section 7. SHAREHOLDERS ACTING WITHOUT A MEETING

Section 8. OTHER ACTIONS OF SHAREHOLDERS WITHOUT A MEETING

Section 9. QUORUM FOR MEETINGS OF SHAREHOLDERS

Section 10.VOTING BY SHAREHOLDERS

Section 11. FIXING DATE FOR MEETING OF SHAREHOLDERS

Section 12. PROXIES

Section 13. ORGANIZATION OF MEETINGS OF SHAREHOLDERS

Section 14. INSPECTORS OF ELECTION AT MEETINGS

Section 15. ELECTRONIC PARTICIPATION IN MEETINGS OF SHAREHOLDERS

Section 16. CLOSE CORPORATION

ARTICLE VI  CERTIFICATES AND TRANSFER R OF SHARES

Section 1. CERTIFICATES FOR SHARES

Section 2. TRANSFER ON STOCK LEDGER

Section 3. TRANSFER AGENTS AND REGISTRARS

Section 4. RECORD DATE - CLOSING STOCK TRANSFER BOOKS

Section 5. LEGEND CONDITION

Section 6. LOST OR DESTROYED CERTIFICATES

Section 7. CLOSE CORPORATION CERTIFICATES

Section 8. PROVISION RESTRICTING TRANSFER OF SHARES AND FIRST REFUSAL RIGHTS .

Section 9. PLEDGED OR HYPOTHECATED SHARES.

ARTICLE VII RECORD S -- INSPECTION-FILINGS -CHECKS-C CONTRACTS -  REPORTS

Section 1. RECORDS

Section 2. INSPECTION OF BOOKS AND RECORDS

Section 3. ANNUAL FILINGS

Section 4. CHECKS, DRAFTS, ETC.

Section 5. EXECUTION OF CONTRACTS

Section 6. WAIVER OF ANNUAL REPORT TO SHAREHOLDERS.

ARTICLE VIII AMENDMENTS TO BYLAWS AND CONSTRUCTION

Section 1. AMENDMENT  OF BYLAWS BY  SHAREHOLDERS

Section 2. AMENDMENT  OF BYLAWS BY DIRECTORS

Section 3. RECORD OF AMENDMENTS

Section 4. CONSTRUCTION AND INTERPRETATION

ARTICLE IX MISCELLANEOUS

Section 1. CORPORATE SEAL

Section 2. REPRESENTATION OF SHARES IN OTHERS

Section 3. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 4. ACCOUNTING YEAR AND ACCOUNTING METHOD

Section 5. OTHER TAX ELECTIONS

Section 6. SUBSIDIARY CORPORATIONS

Section 7. REFERENCES TO CODE SECTIONS

CERTIFICATE OF ADOPTION OF BYLAWS BY FIRST DIRECTOR(S)

CERTIFICATE OF SECRETARY OF ADOPTION OF BYLAWS BY FIRST DIRECTOR(S)

CERTIFICATE OF SECRETARY OF ADOPTION OF BYLAWS BY VOTE OF SHAREHOLDERS

BYLAWS OF

US-NOBEL PRIMARY  EDUCATION

DEVELOPMENT  INT'L, INC.

ARTICLE I

OFFICES AND AGENTS

Section  1. PRINCIPAL EXECUTIVE  OFFICE.

The principal executive office for the transaction of business of the corporation is hereby fixed and located at 2500 E. Colorado Blvd. #255 , City of Pasadena, County of LOS ANGELES , State of California.

The location of the principal executive office may be changed by approval of a majority of the authorized Directors, and additional offices may be established and maintained at such other place or places, either within or without the State of California, as the Board of Directors may from time to time designate.

Section 2. OTHER OFFICES.

Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

Section 3. REGISTERED AGENTS.

The corporation shall have and maintain a registered agent within the State of California and within all other states in which it is required by applicable law.

ARTICLE II

DIRECTORS – MANAGEMENT

Section 1. RESPONSIBILITY OF BOARD OF DIRECTORS.

Subject to the provisions of the corporation laws of the State of California (the "Corporation Law") and to any limitations in the Articles of Incorporation of the corporation relating to action required to be "approved by the Shareholders," as that phrase is defined in Section 153 of the California Corporations Code, or "approved by the outstanding shares," as that phrase is defined in Section 152 of the California Corporations Code, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors.

Each Director shall perform the duties of a Director, including the duties as a member of any committee of the Board upon which the Director may serve, in good faith, in a manner such Director believes to be in the best interests of the corporation and its shareholders, and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances. (Sec. 309 of the California Corporations Code)

Section 2. NUMBER AND QUALIFICATION OF DIRECTORS.

Subject to the Articles of Incorporation, the authorized Number of Directors shall be THREE or more [at least one if only one Shareholder; at least two if two Shareholders; at least three if three or more Shareholders] until changed by a duly adopted amendment to the Articles of Incorporation if the number is fixed in the Articles of Incorporation or otherwise by an amendment to this Bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. Each Director shall be a natural person of full age. A Director need not be a Shareholder unless so required by the Articles of Incorporation . No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director's term of office expires.

Section 3. ELECTION,  CUMULATIVE VOTING, AND TERM OF OFFICE OF DIRECTORS .

Subject to notice of cumulative voting and unless otherwise provided in the Articles of Incorporation , Directors shall be elected by the majority of the shares entitled to vote present, in person, or by proxy at each annual meeting of the Shareholders to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified or until such Director's earlier death, resignation or removal or until such Director's earlier death, resignation or removal.

Provided the name of the candidate has been placed in nomination prior to the voting and one or more Shareholders has given notice at the meeting prior to the voting of the Shareholder's intent to cumulate the Shareholder's votes, every Shareholder entitled to vote at any election for Directors of the corporation may cumulate their votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which his or her shares are entitled, or distribute his or her votes on the same principle among as many candidates as he or she thinks fit. The candidates receiving the highest number of votes up to the number of Directors to be elected are elected.

Section 4. VACANCIES IN THE BOARD.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation , or removal of any Director, or if the Board of Directors by resolution declares vacant the office of a Director who has  beeu declared  of  unsound mind by an order of court or convicted of a felony, or if the  authorized  number  of Directors is increased, or if the Shareholders fail, at any meeting of Shareholders at which any Director or Directors are elected, to elect the number of Directors to be voted for at that meeting.

Unless the Articles of Incorporation provide otherwise, vacancies in the Board of Directors may be filled A) by a majority vote of the remaining Directors at a meeting, or B) if the number of Directors is less than a quorum, by (1) unanimous written consent of the Directors then in office or (2) by the affirmative vote of a majority of the Directors then in office at a meeting.

If, after the filling of any vacancy by the Directors, the Directors then in office who have been elected by the Shareholders shall constitute less than a majority of the Directors then in office, then any holder or holders of an aggregate of 5 percent or more of the total number of shares at the time outstanding having the right to vote for those Directors may call a special meeting of Shareholders.

If the vacant office was held by a Director elected by a voting group of Shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the Shareholders. The Shareholders may elect a Director to fill a vacancy not filled by the Directors by the written consent of the Shareholders holding a majority of the outstanding shares entitled to vote or by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present. At any time, the Shareholders may elect a Director or Directors to fill any vacancy or vacancies not filled by the Directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

Each Director so elected shall hold office until the next annual meeting of the Shareholders and until a successor has been elected and qualified or until such Director's earlier death, resignation or removal.

Section 5. REMOVAL  OF DIRECTORS.

Except as otherwise provided in the Articles of Incorporation or the Corporation Law, the entire Board of Directors or any individual Director may be removed from office with or without cause by the holders of the shares then entitled to vote for the election of Directors, provided if a Director is elected by a voting group, only Shareholders of the group may vote to remove and if less than the entire board is removed. A Director may not be removed if the number of votes sufficient to elect under cumulate voting votes against removal unless the entire Board is removed . A Director may be removed by the Shareholders only at a meeting called for the purpose of removing such Director and the meeting notice shall state that the purpose, or one (1) of the purposes, of the meeting is removal of the Director. In such case, the remaining members of the Board may elect a successor Director to fill such vacancy for the remaining unexpired term of the Director so removed.

Section  6. COMPENSATION  OF DIRECTORS.

Directors, as such,  shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation  therefore.

Section  7. COMMITTEES OF THE BOARD.

One or more Committees of the Board may be appointed by resolution passed by a majority of the authorized number of Directors of the Board. Committees shall be composed of one (1) or more members of the Board , and shall have such powers of the Board as may be expressly delegated to it by resolution of the Board of Directors, as permitted by the Corporation Law, except those powers expressly made non-delegable by Sec. 311.

The provisions of these Bylaws governing meetings of Directors, notices of meeting, waiver of notice, quorum and voting shall apply to meetings of a committee. Any committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:

(A)

the adoption, amendment, or the approval of any action for which the Corporation Law also requires Shareholders' approval or approval of the outstanding shares;

(B)

the creation or filling of vacancies on the Board of Directors or any committee of the Board;

(C)

the fixing of compensation of the Directors for serving on the Board or on any committee;

(D)

the adoption, amendment or repeal of Bylaws or the adoption of new Bylaws;

(E)

the amendment of the Articles of Incorporation ;

(F)

the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

(G)

a distribution to the Shareholders of the corporation , except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

(H)

the appointment of any other committees of the Board of Directors or the members of these committees.

Section 8. RESIGNATIONS OF A DIRECTOR.

Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Board of Directors of the corporation or  as  otherwise allowed under the Corporation Law, unless the notice specifies a later time for the effectiveness of such resignation . If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 9. ADVISORY  DIRECTORS.

The Board of Directors from time to time may elect one or more persons to be Advisory Directors who shall not by such appointment be members of the Board of Directors . Advisory Directors shall be available from time to time to perform special assignments specified by the President, to attend meetings of the Board of Directors upon invitation and to furnish consultation to the Board. The period during which the title shall be held may be prescribed by the Board of Directors. If no period is prescribed , the title shall be held at the pleasure of the Board.

Section 10. EXCEPTION FOR  CLOSE CORPORATION

Notwithstanding the provisions of Section 1 of this Article II, in the event that this corporation shall elect to become a close corporation as defined in Sec. 158 of the California Corporations Code, its Shareholders may enter into a Shareholders' Agreement as defined in Sec. 186 of the California Corporations Code. Said Agreement may provide for the exercise of corporate powers and the management of the business and affairs of this corporation by the Shareholders, provided, however, such agreement  shall, to  the extent and so long as the discretion or the powers of the Board in its management of corporate affairs is controlled by such agreement, impose upon each Shareholder who is a party thereof, liability for managerial  acts performed or omitted by such person pursuant thereto otherwise imposed upon  Directors as provided in Sec. 300 (d) of the California Corporations Code; and the Directors shall be relieved to that extent from such liability.

ARTICLE III

MEETINGS OF DIRECT ORS

Section  1. ANNUAL MEETINGS  OF DIRECTORS.

Meetings of the Board of Directors may be called by the Chairman of the Board, or the President, or any Vice President, or the Secretary, or any two (2) Directors and shall be held at the principal executive office of the corporation, unless some other place is designated in the notice of the meeting. Members of the Board may participate in a meeting through use of a conference telephone or similar communications equipment so long as all members participating in such a meeting can hear one another. Accurate minutes of any meeting of the Board or any committee thereof, shall be maintained by the Secretary or other officer designated for that purpose.

Section 2. OTHER REGULAR MEETINGS OF DIRECTORS .

Regular meetings of the Board of Directors shall be held at the principal executive offices, or such other place as may be designated by the Board of Directors, as follows:

Time of Regular Meeting:
Date of Regular Meeting:

If said day shall fall upon a holiday, such meetings shall be held on the next succeeding business day thereafter.

Section 3 NOTICE OF ANNUAL AND OTHER REGULAR MEETINGS OF DIRECTORS.

No notice need be given of a regular (including annual) meeting of the Board of Directors if the time and place of the meeting is fixed by the Bylaws or the Board of Directors. The notice of a regular (including annual) meeting need not specify the purpose of the meeting.

Section 4. SPECIAL MEETINGS  OF DIRECTORS AND REQUIRED  NOTICES.

Special meetings of the Board may be called at any time by the Chairman of the Board or the President or any Vice President or the Secretary or any two (2) Directors. At least forty-eight (48) hours notice of the time, place and purpose of special meetings shall be delivered personally to the Directors or personally communicated to them by a corporate officer by telephone or telegraph or by electronic transmission.

If the notice of a special meeting is sent to a Director by letter, it shall be addressed to him or her at his or her address as it is shown upon the records of the corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail, postage prepaid, in the place in which the principal executive office of the corporation is located at least four (4) days prior to the time of the holding of the meeting. The mailing, telegraphing, telephoning or delivery as above provided and any other method allowed by the Corporation Law shall be due, legal and personal notice to the Director.

Section 5. NOTICE  OF ADJOURNMENT  OF MEETINGS.

A majority of the Directors present at a meeting, whether or not constituting a quorum, may adjourn the meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned and held within any twenty-four (24) hours, but if adjourned more than twenty-four (24) hours, notice shall be given to all Directors not present at the time of the adjournment.

Section 6.  WAIVER OR LACK OF NOTICE  OF MEETING  OF DIRECTORS.

If there is any lack of required notice of any meeting of Directors, then the transactions thereof are as valid as if had at a meeting regularly called and noticed provided all of the Directors are present at any Directors' meeting , however called or noticed, or all of the Directors not present sign a written consent to the holding of the meeting or approval of the minutes on the records of such meeting, before or after the time or date of meeting stated in the Notice. The waiver, consent or approval shall be filed with the Secretary of the corporation for filing with the minutes or corporate records. If a Director attends a meeting without notice but without protesting prior thereto or at its commencement, the Director shall be treated as present at the meeting .

Section 7. DIRECTORS ACTION  WITHOUT MEETING.

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of Directors, if authorized by a writing signed individually or collectively by all members of the Board. Such consent reflecting the action taken shall be filed with the regular minutes of the Board.

Section 8. QUORUM FOR MEETINGS  OF DIRECTORS .

A majority of the total number of Directors shall be necessary to constitute a quorum for the transaction of business. Unless the Articles of Incorporation or Bylaws require a greater number, the action of a majority of the Directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the Directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, if any action taken is approved by a majority of the required quorum for such meeting .

Section 9. EFFECT IF ONLY A SOLE DIRECTOR IS REQUIRED.

In the event only  one (1) Director is required by the Bylaws or Articles of Incorporation , any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the Directors shall be deemed to refer to such notice, waiver, etc., by such sole Director, who shall have all the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to a Board of Directors.

ARTICLE IV

OFFICERS - MANAGEMENT

Section 1. OFFICERS.

The officers of the corporation shall be a President, a Secretary, and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. Any number of offices may be held by the same person. Any two or more offices may be held simultaneously by the same person, except the offices of President and Secretary unless the corporation has only one Shareholder.

Section 2. ELECTION OF OFFICERS.

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article IV relating to appointment of subordinate officers or Section 5 of this Article IV relating to vacancies, shall be chosen annually by the Board of Directors, and each shall hold office until he or she shall resign or shall be removed or otherwise disqualified to serve, or a successor shall be elected and qualified.

Section 3. SUBORDINATE  OFFICERS.

The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

Section 4. REMOVAL AND RESIGNATION  OF OFFICERS.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting to the Board. Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party .

Section 5. VACANCIES IN AN OFFICE.

A vacancy in any office because of death, resignation , removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to that office.

Section 6. CHAIRMAN OF THE BOARD.

The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board  of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by the Bylaws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article IV.

Section 7. PRESIDENT

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He or she shall preside at all meetings of the Shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. The President shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have  the  general powers and duties of management usually vested in the office of President of a corporation, and shall have  such other powers and duties  as may be prescribed by the Board of Directors or the Bylaws.

Section 8. VICE PRESIDENT

In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice  President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform  such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

Section 9. SECRETARY.

The Secretary shall have the following duties:

(A)

Book of Minutes. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present  at Directors' meetings,  the number  of shares present  or represented  at Shareholders' meetings and the proceedings thereof.

(B)

Record of Shareholders. The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register, showing the names of the Shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

(C)

Notice of Meetings. The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board of Directors required by the Bylaws or by law to be given. He or she shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

(D)

Other Duties. The Secretary shall keep the seal of the corporation, if any, in safe custody. The Secretary shall have such other powers and perform such other duties as prescribed by the Bylaws or by the Board of Directors.

Section 10. CHIEF FINANCIAL OFFICER.

The Chief Financial  Officer shall keep and maintain , or cause to be kept and maintained in accordance with generally accepted accounting principles , adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares. The books of account shall at all reasonable times be open to inspection by any Director.

The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his or her transactions and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

ARTICLE V

MEETINGS OF SHAREHOLDERS

Section I . PLACE OF MEETINGS.

Unless otherwise provided in the Articles of Incorporation, all meetings of the Shareholders shall be held at the principal executive office of the corporation within the State of California unless some other appropriate and convenient geographical location is designated for that purpose from time to time by a resolution of the Board of Directors.

Section 2. ANNUAL MEETINGS  OF SHAREHOLDERS .

The annual meetings of the Shareholders shall be held, each year, at the time and on the day and location following:

Time of Annual Meeting:	9:00 P.M.
Date of Annual Meeting:	12th of July
Location of Annual Meeting:	FLAT A 35/F, TOWER 1A, THE LATITUDE, HONG KONG

If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same hour. At the annual meeting, the Shareholders shall elect a Board of Directors, consider reports of the affairs of the corporation and transact such other business as may be properly brought before the meeting. The initial annual meeting of Shareholders shall be held within fifteen (15) months of the date of the filing of the Articles of Incorporation with the Secretary of State.

Section 3. SPECIAL MEETINGS  OF SHAREHOLDERS.

Special meetings of the Shareholders may be called at any time by the Board of Directors, Chairman of the Board of Directors, the President, or by one or more Shareholders holding not less than one-tenth (1110) of the votes entitled to be cast on any issue proposed to be considered at the special meeting.

Upon receipt of a written request  addressed to the Chairman, President, Vice President, or Secretary, mailed or delivered personally to such officer by any person (other than the Board) entitled to call a special meeting of Shareholders, such officer shall cause notice to be given to the Shareholders entitled to vote, and a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of such request. If such notice is not given within twenty (20) days after receipt of such request, the persons calling the meeting may give notice thereof in the manner provided by these Bylaws or apply to the Superior Court as provided in Sec. 305(c)(2) of the California Corporations Code.

Section 4. LIST OF SHAREHOLDERS .

After the record date for a meeting has been fixed, the corporation shall prepare an alphabetized list of names, addresses and number of  shares of all Shareholders, entitled to notice, arranged by voting group, and within each voting group by class or series in each case as reflected in the recasts of the Corporation.

The list shall be available for inspection by any Shareholder beginning two days after the notice of the meeting is given.

Section 5. NOTICE  OF MEETINGS OF SHAREHOLDERS.

Notice of meetings, annual or special, shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting to Shareholders entitled to vote thereat. The notices shall be given by the Secretary or the Assistant Secretary, or if there be no such officer, or in the case of his or her neglect or refusal , by any Director or Shareholder.

The notices shall be given personally or by mail or other means of written communication allowed under the Corporation Law including by personal delivery, first class mail, facsimile, E-mail, or other form of electronic transmission and shall be sent to the Shareholder's address appearing on the books of the corporation , or supplied by him or her to the corporation for the purpose of notice, and in the absence thereof, as provided under the Corporation Law.

Notice of any meeting of Shareholders shall specify the place, the day and the hour of meeting, the means, if any, of electronic or remote participation by which a Shareholder may participate and be considered present and eligible to vote, and (1) in case of a special meeting , the general nature of the business to be transacted and no other business may be transacted, or (2) in the case of an annual meeting, those matters which the Board at date of mailing, intends to present for action by the Shareholders. At any meetings where Directors are to be elected, notice shall include the names of the nominees , if any, intended at date of notice to be presented by management for election.

The notice shall also state the general nature of any proposed action to be taken at the meeting to approve any of the following matters: (i) a contract or transaction in which a Director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code; (ii) an amendment to the Articles of Incorporation under Section 902 of the California Corporations Code; (iii) a conversion under Section 1152 of the California Corporations Code; (iv) a reorganization under Section 1201 of the California Corporations Code; (v) a voluntary dissolution of the corporation under Section 1900 of the California Corporations Code; or (vi) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant  to Section 2007 of the California Corporations Code. If a Shareholder supplies no address, notice shall be deemed to have been given if mailed to the place where the principal executive office of the corporation, in California, is situated, or published at least once in some newspaper of general circulation in the County of said principal office.

Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication. The officer giving such notice or report shall prepare and file an affidavit or declaration thereof.

When a meeting is adjourned for forty-five (45) days or more, notice of the adjourned meeting shall be given as in case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of adjournment or of the business to  be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

Section 6. WAIVER OF NOTICE  OR CONSENT BY ABSENT SHAREHOLDERS.

A Shareholder may in writing waiver any notice of meeting before or after the date of meeting stated in the notice, as allowed under Sec. 601 (e) of the California Corporations  Code.

Section  7. SHAREHOLDERS ACTING  WITHOUT A MEETING.

Unless otherwise provided  in the Articles of Incorporation , any action which may be taken at a meeting of the Shareholders, may be taken without a meeting or notice of meeting if authorized by a writing signed by all of the Shareholders entitled to vote at a meeting for such purpose, setting forth the action taken and filed with the Secretary of the corporation for filing with the minutes of proceedings of the Board in the records of the corporation .

While ordinarily Directors can only be elected by unanimous written consent of the Shareholders, if the Directors fail to fill a vacancy, then a Director to fill that vacancy may be elected by the written consent of persons holding a majority of shares entitled to vote for the election of Directors.

If the consents of all Shareholders entitled to vote have not been  solicited  in writing, and if the unanimous written consent of all Shareholders shall not have been received , the Secretary shall give prompt notice of the corporate action approved by the Shareholders without a meeting. This notice shall be given  in the manner  specified  in this Article V. In the case of approval of (i) contracts or transactions in which a Director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code of California, (ii) indemnification of agents of the  corporation, pursuant to Section 317 of the California Corporations Code, (iii) a conversion under Section 1152 of the California Corporations Code; (iv) a reorganization  of  the corporation, pursuant to Section 1201 of the California Corporations Code, and (v) a distribution in dissolution other than in accordance with the rights of  outstanding preferred shares, pursuant to Section 2007 of the California Corporations Code, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

Section 8. OTHER ACTIONS OF SHAREHOWERS WITHOUT A MEETING.

Unless otherwise provided in the Corporations Law or the Articles of Incorporation , any action which may be  taken at any annual or special meeting  of Shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, signed and dated by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The signed action shall be delivered to the corporation as required by the Corporation Law.

Unless the consents of all Shareholders entitled to vote have been solicited in writing, notice of any approval by Shareholders without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval, and prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting by less than unanimous written consent, to each of those Shareholders entitled to vote who have not consented in writing.

Any Shareholder giving a written consent, or the Proxyholder of the Shareholder, or a transferee of the shares of a personal representative of the Shareholder  or their respective Proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

Section 9. QUORUM FOR MEETINGS  OF SHAREHOLDERS .

The holders of a majority of the shares entitled to vote thereat, that are present in person, or by use of authorized communications equipment or represented by proxy shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by these Bylaws. If, however, such majority (or other required greater number) shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at a meeting as originally notified.

If a quorum be initially present, the Shareholders may continue to transact business  for  the  remainder  of  the  meeting  until  adjournment,  notwithstanding  the withdrawal of enough Shareholders to leave less than a quorum, if any action taken is approved by a majority of the Shareholders required to initially constitute a quorum.

Section 10. VOTING BY SHAREHOLDERS.

Unless otherwise provided in the Articles of Incorporation or the Corporation Law, each Shareholder of record on the day next mentioned shall be entitled to one vote for each share of stock held. The Shareholders may vote by voice or ballot provided their own election for Directors must be by voice only if demanded by any Shareholder before the voting has begun. Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day of any meeting of Shareholders, unless some other day be fixed by the Board of Directors for the determination of Shareholders of record, and then on such other day, shall be entitled to vote at such meeting.

Section 11.  FIXING DATE FOR MEETINGS  OF SHAREHOLDERS.

The Board of Directors may fix a time in the future not exceeding sixty (60) days preceding the date of any meeting of Shareholders or less than ten (10) days, as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting. In such case only Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, as the case may be notwithstanding any transfer of any share on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period .

Section 12. PROXIES.

Every Shareholder entitled to vote, or to execute consents, may do so, either in person or by written proxy or otherwise executed and transmitted to the Corporation in accordance with the provisions of the Corporation Law. A proxy is valid for a maximum period provided in the Corporation Law (Secs. 604 and 705 of the California Corporations Code) unless revoked or a different period is stated therein .

Every person entitled to vote for Directors or on any other matter shall have the right to do so •either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation . A proxy shall be deemed signed if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission , or otherwise) by the Shareholder or the Shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall  continue in  full force and effect unless (i) revoked by the person executing it, before the vote  pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked , or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the makeF of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided , however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the California Corporations Code.

Section 13. ORGANIZATION OF MEETINGS OF SHAREHOLDERS.

The President, or in the absence of the President, any Vice President, shall call the meeting of the Shareholders to order, and shall act as chairman of the meeting. In the absence of the President and all of the Vice Presidents, Shareholders shall appoint a chairman for such meeting. The Secretary of the corporation shall act as Secretary of all meetings of the Shareholders, but in the absence of the Secretary at any meeting of the Shareholders, the presiding officer may appoint any person to act as Secretary of the meeting.

Section 14. INSPECTORS OF ELECTION AT MEETINGS.

In advance of any meeting of Shareholders, the Board of Directors may, if they so appoint inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any Shareholder or his or her proxy shall, make such appointment at the meeting in which case the number of inspectors shall be either one (1) or three (3) as determined by a majority of the Shareholders represented at the meeting.

These inspectors shall:

(a)

determine  the  number  of  shares  outstanding  and  the  voting  power  of  each share;

(b)

determine the shares represented at the meeting and the existence of a quorum;

(c)

determine the authenticity, validity, and effect of proxies and ballots;

(d)

receive votes, ballots, waivers, releases, or consents;

(e)

hear  and  determine  all  challenges  and  questions  in  any  way  arising  m connection with the right to vote or the vote;

(f)

count and tabulate all votes or consents;

(g)

determine when the polls shall close;

(h)

determine the result; and

(i)

do  any other  acts that  may be  proper  to  conduct  the  election  or vote  with fairness to all Shareholders.

Section 15. ELECTRONIC PARTICIPATION IN MEETINGS OF SHAREHOLDERS.

If authorized by the Board of Directors in its sole discretion and subject to any guidelines or procedures adopted by the Board of Directors and subject to consent described in Section 20 of the California Corporations Code, Shareholders and Proxyholders may participate in a meeting of Shareholders by means of a telephone conference or any similar method of electronic communication or transmission by which all persons participating in the meeting can hear and speak to each other. Participation by such means constitutes presence in person at the meeting.

A meeting of Shareholders may be conducted , in whole or in part, by electronic transmission by and to the corporation or by electronic video screen communication (1) if the corporation implements reasonable measures to provide Shareholders (in person or by proxy) a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders, including an opportunity to read or hear the proceedings of the meeting concurrently with those proceedings, and (2) if any Shareholder votes or takes other action at the meeting by means of electronic transmission to the corporation or electronic video screen communication, a record of that vote or action is maintained by the corporation. Any request by a corporation to a Shareholder pursuant to clause (b) of Section 20 of the California Corporations Code for consent to conduct a meeting of Shareholders by electronic transmission by and to the Corporation, shall include a notice that absent consent of the Shareholder pursuant to clause (b) of Section  20 of the California Corporations Code, the meeting shall be held at a physical location in accordance with Section 1 of this Article V.

Section 16. CLOSE CORPORATION.

(A)

SHAREHOLDERS'  AGREEMENTS.

Notwithstanding the above provisions, in the event the corporation elects to become a close corporation, an agreement between two (2) or more Shareholders thereof , if in writing and signed by the parties thereof, may provide that in exercising any voting rights the shares held by them shall be voted as provided therein or in Sec. 706 of the California Corporations Code, and may otherwise modify these provisions as to Shareholders' meetings and actions.

(B)

EFFECT  OF SHAREHOLDERS'  AGREEMENTS.

Any Shareholders' Agreement authorized by Sec. 300 (b) of the California Corporations Code, shall only be effective to modify the terms of these Bylaws if this corporation elects to become a close corporation with appropriate filing of or amendment to its Articles as required by Section 202 of the California Corporations Code and shall terminate when this corporation ceases to be a close corporation. Such an agreement cannot waive or alter Section 158, (defining close corporations), Section 202 (requirements of Articles of Incorporation), Sections 417 and 418 (regarding certificates), Section 500 and Section 501 relative to distributions, Section 1111 (merger), Section 1201 (e) (reorganization) Sections 2009, 2010 and 2010 (winding up and dissolution), Chapter 15 (Records and Reports) ,  Chapter 16 (Rights of Inspection), Chapter 18 (Involuntary Dissolution) or Chapter 22 (Crimes and Penalties) , all of the California Corporations Code. Any other provisions of the Code or these Bylaws may be altered or waived thereby, but to the extent they are not so altered or waived, these Bylaws shall be applicable.

ARTICLE  VI

CERTIFICATES AND TRANSFER OF SHARES

Section I . CERTIFICATES FOR SHARES.

Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state on the face the name of the corporation, state of incorporation, the name of the record holder of the shares represented thereby; the number of shares represented, class of shares, designation of series; the par value or a statement that the shares are without par value; date of issuance; a statement of the rights, privileges, preferences, restrictions or limitations, if any; with reference to the provisions of the Articles of Incorporation and any actions of the Directors establishing same. A conspicuous statement as to the rights of redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; whether or not the shares are assessable or, whether assessments are collectible by personal action and any other express terms and the authority of the Board of Directors to determine variation for future series.

All certificates representing shares of the corporation if it elects to be a close corporation shall contain in addition to any other statements required, the following conspicuous legend on the face thereof:

"This corporation is a close corporation. The number of holders of record of its shares of all classes cannot exceed . Any attempted voluntary inter vivas transfer which would violate this requirement is void. Refer to the Articles, Bylaws, and any agreements on file with the Secretary of the corporation for further restrictions."

All certificates shall be signed in the name of the corporation by the Chairman of the Board or Vice Chairman of the Board or the President or Vice President and by the Secretary or Chief Financial Officer certifying the number of shares and the class or series of shares owned by the Shareholder.

Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

Section 2. TRANSFER ON STOCK LEDGER.

Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate  to  the  person   entitled  thereto,   cancel  the  old  certificate  and  record   the transaction upon its stock ledger.

Section 3. TRANSFER AGENTS AND REGISTRARS .

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who, shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 4. RECORD DATE - CLOSING STOCK TRANSFER BOOKS.

In order that the corporation may determine the Shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting.

Ifno record date is fixed; the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

Unless the Articles of Incorporation or the  Corporation  Law provide otherwise, the record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is given by delivery to the registered office of the corporation  in the State of California.

Unless the Articles of Incorporation or the Corporation Law otherwise provides, the record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day, prior to the date of such other action, whichever is later.

Section 5. LEGEND  CONDITION.

In the event any shares of this corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition, the  person  or persons issuing or transferring said shares shall make sure said legend appears on the certificate and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such a deletion.

Section 6. LOST OR DESTROYED CERTIFICATES.

Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of the fact and shall, if the Directors so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

Section 7. CLOSE CORPORATION CERTIFICATES.

All certificates representing shares of this corporation, in the event it shall elect to become a close corporation , shall contain the legend required by Sec. 418 (c) of the California  Corporations  Code.

Section 8. PRO VISION RESTRICTING TRANSFER OF SHARES AND FIRST REFUSAL RIGHTS.

Before there can be a valid sale or transfer of any of the shares of this corporation by the holders thereof, the holder of the shares to be sold or transferred shall first give notice in writing to the Secretary of this corporation of his or her intention to sell or transfer such shares. Said notice shall specify the number of shares to be sold or transferred , the price per share and the terms upon which such holder intends to make such sale or transfer . The Secretary shall within five (5) days thereafter, mail or deliver a copy of said notice to each of the other Shareholders of record of this corporation . Such notice may be delivered to such Shareholders personally or may be mailed to the last known addresses of such Shareholders, as the same may appear on the books of this corporation .

Within fifteen (15) days after the mailing or delivery of the notices to such Shareholders, any such Shareholder or Shareholders desiring to acquire any part or all of the shares referred to in said notice shall deliver by mail or otherwise to the Secretary of this corporation a written offer or offers to purchase a specified number or numbers of such shares at the price and upon the terms stated in said notice.

If the total number of shares specified in such offers exceeds the number of shares referred to in said notice, each offering Shareholder shall be entitled to purchase such proportion of the shares referred to in said notice to  the  Secretary,  as the  number  of shares of this corporation, which he or she holds bears to the total number of shares held by all Shareholders desiring to purchase the shares referred to in said notice to the Secretary.

If all of the shares referred to in said notice to the Secretary are not disposed of under such apportionment , each Shareholder desiring to purchase shares in a number in excess of his or her proportionate share, as provided above, shall be entitled to purchase such proportion of those shares which remain thus undisposed of, as the total number of shares  which  he  or  she holds  bears  to  the  total  number  of  shares  held  by  all  of  the Shareholders desiring to purchase shares in excess of those to which they are entitled under such apportionment.

The aforesaid right to purchase the shares referred to in the aforesaid notice to the Secretary shall apply only if all of the shares referred to in said notice are purchased. Unless all of the shares referred to in said notice to the Secretary are purchased , as aforesaid , in accordance with offers made within said fifteen (15) days, the Shareholder desiring to sell or transfer may dispose of all shares of stock referred to in said notice to the Secretary to any person or persons whomsoever ; provided , however , that he or she shall not sell or transfer such shares at a lower price or on terms more favorable to the purchaser or transferee than those specified in said notice to the Secretary.

Any sale or transfer, or purported sale or transfer, of the shares of said corporation shall be null and void unless the terms, conditions and provisions of this section are strictly observed and followed.

Section 9. PLEDGED  OR HYPOTHECATED  SHARES.

Any Shareholder desiring to borrow money on or hypothecate any or all of the shares of stock held by such Shareholder shall first mail notice in writing to the Secretary of this corporation of his or her intention to do so. Said notice shall specify the number of shares to be pledged or hypothecated , the amount to be borrowed per share, the terms, rate of interest , and other provisions upon which each Shareholder intends to make such loan or hypothecation. The Secretary shall, within five (5) days thereafter, mail or deliver a copy of said notice to each of the other Shareholders of record of this corporation. The notice may be delivered to such Shareholder personally, or may be mailed to the last known addresses of such Shareholders as the same may appear on the books of this corporation. Within fifteen (15) days after the mailing or delivering of said notice to the Shareholders, any such Shareholder or Shareholders desiring to lend any part or all of the amount sought to be borrowed , as set forth in said notice, at the terms therein specified, shall deliver by mail, or otherwise, to the Secretary of the corporation a written offer or offers to lend a certain amount of money for the term, at the rate of interest, and upon the other provisions specified in said notice.

If the total amount of money subscribed in such offers exceeds the amount sought to be borrowed , specified in said notice, each offering Shareholder shall be entitled to lend such proportion of the amount sought to be borrowed, as set forth in said notice, as the number of shares which he or she holds bears to the total number of shares held by all such Shareholders desiring to lend all or part of the amount specified in said notice.

If the entire amount of monies sought to be borrowed , as specified in said notice, is not subscribed as set forth in the preceding paragraphs, each Shareholder desiring to lend an amount in excess of his or her proportionate share, as specified in the preceding paragraph, shall be entitled to lend such proportion of the subscribed amount as the total number of shares which he or she holds bears to the total number of shares held by all of the Shareholders desiring to lend an amount in excess of that to which they are entitled under  such  apportionment.  If there  be  but  one  Shareholder  so  desiring  to  lend,  such Shareholder shall be entitled to lend up to the full amount sought to be borrowed.

If none, or only a part of the amount sought to be borrowed, as specified in said notice, is subscribed as aforesaid, in accordance with offers made within said fifteen (15) day period, the Shareholder desiring to borrow may borrow from any person or persons he or she may so desire as to any or all shares of stock held by him or her which have not been covered by lending Shareholders; provided, however, that the Shareholders shall not borrow any lesser amount, or any amount on terms less favorable to the borrower, than those specified in said notice to the Secretary.

Any pledge or hypothecation, or other purported transfer as security for a loan of the shares of this corporation, shall be null and  void unless the terms, conditions and provisions of these Bylaws are strictly observed and followed.

ARTICLE VII

RECORDS -- INSPECTION - FILINGS - CHECKS - CONTRACTS - REP ORTS

Section 1. RECORDS.

The corporation shall maintain, in accordance with generally accepted accounting principles, adequate, appropriate, complete and correct accounts, books and records of its business and properties. The corporation shall  maintain a copy of the Articles of Incorporation certified as filed by the Secretary of State and all amendments thereto, minutes of proceedings or consents of incorporators, a copy of the Bylaws certified by an officer of the corporation and all amendments thereto, resolutions adopted by the Board of Directors including but not limited to those creating one or more classes or series of shares and fixed relative rights, preferences and limitations, minutes of all meetings of Shareholders, all written communications by corporation to Shareholders, a stock ledger reflecting the original issuance of shares, revised at least annually and a current list of its Shareholders showing number of shares of each class and series held and address of each Shareholder names alphabetically arranged by voting group and within each voting group by class or series, names and addresses of current Directors and officers, annual report most recently filed with the Secretary of State, financial statements for the past three years and tax returns for the past six years. All of such books, records, accounts, documents, ledgers and lists shall be kept at its principal executive office in the State of California, as fixed by the Board of Directors from time to time. The above-mentioned records or a copy thereof shall remain at the principal office of the corporation.

Section 2. INSPECTION  OF BOOKS AND RECORDS.

The corporation shall keep at its principal executive office in this state, or if its principal executive office is not in California, at its principal business office in this state, the original or a copy of its Bylaws as amended to date, which shall be open to inspection by any Shareholder at all reasonable times during office hours. If the principal executive office of the corporation is outside California and the corporation has no principal business office in this state, it shall upon the written request of any Shareholder furnish to such Shareholder a copy of the Bylaws.

The accounting books and records and minutes of proceedings of the Shareholders and the Board and committees of the board of the corporation shall be open to inspection upon the written demand on the corporation of any Shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a Shareholder or as the holder of such voting certificate. The right of inspection shall extend to the records of each subsidiary of the corporation. Such inspection by a Shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts. The right of the Shareholders to inspect the corporate records may not be limited by the Articles or Bylaws.

Every Director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation of which such person is a Director and also of its subsidiary corporations, domestic or foreign. Such inspection by a Director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

Section 3. ANNUAL FILINGS.

As required by the Corporation Law, the corporation shall periodically file a statement or list with the Secretary of State with any fees required.

Section 4. CHECKS, DRAFTS, ETC.

All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 5. EXECUTION OF CONTRACTS.

The Board of Directors, except as in the Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purpose or to any amount, except as provided in Sec. 313 of the Corporations Code.

Section 6. WAIVER OF ANNUAL REPORT TO SHAREHOWERS.

The annual report to Shareholders is expressly dispensed with so long as this corporation shall have less than one hundred (100) Shareholders. However, nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the Shareholders of the corporation as they consider appropriate.

ARTICLE VIII

AMENDMENTS   TO BYLAWS AND CONSTRUCTION

Section I. AMENDMENT OF BYLAWS BY SHAREHOLDERS.

Subject to the Corporation Law or the Articles  of Incorporation , replacement Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares  entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized Directors of the corporation, the authorized number of Directors may be changed only by an amendment of the Articles of Incorporation.

After the issuance of shares, a Bylaw specifying or changing a fixed number of Directors or the maximum number or changing from a fixed to a variable number may be adopted by approval of a majority of the outstanding shares. An amendment of the Bylaws to reduce the fixed or minimum number to less than five cannot be adopted if votes cast against the adoption (or not consenting) are more than 16 2/3 percent of the outstanding shares entitled to vote

Section 2. AMENDMENT  OF BYLAWS BY DIRECTORS.

The Board of Directors may adopt, amend or repeal any of these Bylaws other than a Bylaw or amendment thereto fixing the authorized number of Directors or changing a quorum or voting requirement for the Board of Directors provided the power to amend the Bylaws is conferred or permitted in the Articles of Incorporation.

Section 3. RECORD OF AMENDMENTS.

Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of Bylaws with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in the book of Bylaws.

Section  4. CONSTRUCTION AND INTERPRETATION.

Unless the context requires otherwise, the general provision rules of construction and definition of the Corporation Law shall govern the Bylaws. Without limiting the generality of this provision, the singular number includes plural, the plural number includes the singular. These Bylaws (and any amendments thereto) shall not be construed in a manner inconsistent with the Articles of Incorporation or the applicable provisions of the Corporation Law. Any provision of the Bylaws that is inconsistent with the Articles of Incorporation  or Corporation Law shall be invalid only to the extent reasonably necessary for the provision to comply with the Articles of Incorporation or Corporation Law as the case may be.

ARTICLE IX

MISCELLANEOUS

Section 1.  CORPORATE SEAL.

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the year or date of its incorporation, and the state of incorporation.

Section 2. REPRESENTATION OF SHARES IN OTHERS.

Shares of other corporations standing in the name of this corporation may be voted or represented and all incidents thereto may be exercised on behalf of the corporation by the Chairman of the Board, the President or any Vice President and the Secretary or an Assistant Secretary.

Section 3. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

The liability of the officers and Directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under the Corporation Law. The corporation may provide and maintain insurance on behalf of any person serving as Director or other officer against any liability asserted against such person .

Section 4. ACCOUNTING YEAR AND ACCOUNTING METHOD.

The accounting year and accounting method of the corporation shall be fixed by resolution of the Board of Directors.

Section 5. OTHER TAX ELECTIONS.

The Board of Directors may authorize the Chief Financial Officer to prepare and file such other tax elections, as the Board of Directors deems appropriate.

Section  6. SUBSIDIARY  CORPORATIONS.

Shares of this corporation owned by a subsidiary shall not be entitled to vote on any matter. A subsidiary for these purposes is defined as a corporation, the shares of which possessing more than 25% of the total combined voting power of all classes of shares entitled to vote, are owned directly or indirectly through one (1) or more subsidiaries.

Section  7. REFERENCES  TO CODE SECTIONS.

"Sec." references herein refer to the equivalent Sections of the California Corporations Code effective January 1, 1977, as amended. The corporation is authorized to provide indemnification of agents as defined in [Section 317 of the California Corporations Code] for breach of duty to the corporation and  Shareholders  through Bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by [Section 317 of the California Corporations Code], subject to the limits on such excess indemnification set forth in [Section 204 of the California Corporations Code).

CERTIFICATE OF ADOPTION OF BYLAWS OF

CS-NOBEL PRI MARY EDUCATION DEVELOPMENT INTL INC.

ADOPTION BY DIRECTOR(S).

The undersigned Director(s) named in the Articles of Incorporation. or the duly elected Director(s) of the above named corporation. hereby adopt the same as the Bylaws of said corporation .

Executed on:  7 13 2012

/s/ Wing Kin Raymond Chung
Win Kin Raymond Chung, Director

/s/ Wai Kin Fan
Wai Kin Fan, Director

/s/ Chi Kong Cheung
Chi Kong Cheung, Director

CERTIFICATE OF SECRETARY OF ADOPTION  OF BYLAWS OF

US-NOBEL PRIMARY EDUCATION  DEVELOPMENT INT'L, INC. BY DIRECTOR(S)

I DO HEREBY CERTIFY AS FOLLOWS:

That I am the duly elected, qualified and acting Secretary of the above named corporation, that the foregoing Bylaws were adopted as the Bylaws of said corporation on the date set forth above by the person(s) named as Director(s) of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal on 7/ 13/2012.

/s/ Wai Kin Fan

Wai Kin Fan, Secretary

CERTIFICATE OF SECRETARY OF ADOPTION  OF BYLAWS OF

US-NOBEL PRIMARY EDUCATION  DEVELOPMENT  INT'L, INC. BY VOTE OF SHAREHOLDERS

THIS IS TO CERTIFY:

That I am the duly elected, qualified and acting Secretary of US-NOBEL PRIMARY EDUCATION DEVELOPMENT INT'L, INC. and that the above and foregoing Code of Bylaws was submitted to the Shareholders at a meeting and recorded in the minutes thereof, was ratified by the vote of Shareholders entitled to exercise the majority of the voting power of said corporation .

IN WITNESS WHEREOF, I have hereunto set my hand this day on 7/ 13/2012

/s/ Wai Kin Fan

Wai Kin Fan, Secretary